UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        REVISED SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(C) of the
                        Securities Exchange Act of 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                                 DIASENSE, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                              INFORMATION STATEMENT

                                 DIASENSE, INC.
                              211 WEST WALL STREET
                              MIDLAND, TEXAS 79701
                              VOICE: (432) 682-1761
                            FACSIMILE: (432) 682-2560

     This information statement is circulated to advise the stockholders of Diasense, Inc. (the "Company") of an action to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company and of an action that was taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

     The matter upon which action is being taken is:

     1. To reverse split the currently issued and outstanding common stock (the "Common Stock") of the Company on a 1 share for 12,500 shares basis, with fractional shares paid in cash at the rate of five ($.05) cents for each fractional share.

     The matter upon which has already been taken is:

     2. The change of the Company's domicile from Pennsylvania to Nevada and the concurrent increase in the number of shares the Company is authorized to issue to 100,000,000 shares of Common Stock par value $.001 and 50,000,000 shares of Preferred Stock par value $.001 which Preferred Shares may be issued in such series and designations as determined from time to time by the Board of Directors.

     Stockholders holding shares representing 50.2% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to both proposed actions. The approval by the stockholders for the reverse split (Item
1) will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

     The Company's Board of Directors initially approved Item No. 1 above on February 28, 2007 and recommended that the Company effect the reverse split of its currently issued and outstanding Common Stock. The Board of Directors approved Item No. 2 above on December 1, 2006 in connection with the Company's change of domicile from Pennsylvania to Nevada at which time the Company's authorized capital stock was increased from 40,000,000 shares of common stock par value $.01 to 100,000,000 shares of Common Stock par value $.001 and 50,000,000 shares of Preferred Stock par value $.001. which Preferred Shares may be issued from time to time in such series and designations as may be determined by the Board of Directors. That approval was adopted at the same time as a proposed 100,000 to 1 reverse split with fractional shares rounded up to the nearest whole share and no shareholder rounded to less than a round lot of 100 shares. As explained in the section "FACTORS THE BOARD CONSIDERED IN DETERMINING THE REVERSE SPLIT OF 12,500:1 WITH CASH PAYMENT OF $.05 FOR FRACTIONAL SHARES" below, the Company decided not to proceed with the 1 for 100,000 reverse split. The change in domicile, however, from Pennsylvania to Nevada was completed and as a result the Company's authorized capital was increased as stated above. These actions, including the determination not to proceed with the contemplated reverse split were announced by the Company in its Form 8-K filed with the Securities and Exchange Commission on January 19, 2007.

     The anticipated effective date of the 1 share for 12,500 shares reverse split will be approximately 20 days after the mailing of this Information Statement to our stockholders.

     If the proposed actions were not adopted by written majority stockholder consent, it would have been necessary for these actions to be considered by the Company's stockholders at a Special Stockholder's Meeting convened for the specific purpose of approving the actions.

     The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to
Section 78.320 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reverse split the Company's outstanding Common Stock. In a special meeting and in order to effect the reverse split as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.


     The date on which this Information Statement was first sent to the stockholders is on, or about November 12, 2007. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was February 20, 2007, (the "Record Date").


OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, and as of the date hereof there were 22,105,051 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.
 No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the name and the number of voting shares of the Company, $.001 par value, held of record or was known by the Registrant to own beneficially more than 5% of the 22,105,051 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                   Amount and Nature
Title of     Name and Address of    of Beneficial     Percentage     Percent of
 Class       Beneficial Owner (1)     Ownership        of Class    Voting Shares
 -----       --------------------     ---------        --------    -------------

Common     Glenn A. Little (2)        11,100,000         50.2%          50.2%
           211 West Wall Street
           Midland, Texas 79701

Common     Officers, Directors and    11,100,000         50.2%          50.2%
           Nominees as a Group:
           1 person

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1)   For  purposes of this table,  a  beneficial  owner is one who,  directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock (b) investment power with respect to the Common Stock which includes the power to dispose or direct the disposition of the Common Stock.

(2)  Sole Officer and Director of the Company

NO DISSENTER'S RIGHTS

     Under applicable Nevada Law, any dissenting stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

PURPOSE AND EFFECT OF THE ACTIONS

REASONS FOR THE REVERSE SPLIT OF OUR COMMON STOCK

     Our Board of Directors believes that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities. As of the date of this Information Statement, the Company has no preliminary plans, agreements, or undertakings for a merger or business opportunity.

     Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of 12,500 times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue and no assets may impact our stock price and the ability to liquidate your shares.

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
     In addition, our shares are subject to Rule 15g-1 through Rule 15g-9, of the Securities Exchange Act of 1934 which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the Common Stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the Common Stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

     Our stock is considered a penny stock. A penny stock is generally a stock that:

     -    is not listed on a national securities exchange or Nasdaq,
     -    is listed in "pink sheets" or on the NASD OTC Bulletin Board,
     -    has a price per share of less than $5.00 and
     -    is issued by a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination of the purchaser's investment suitability,
     -    delivery of certain information and disclosures to the purchaser, and
     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. Because our Common Stock is subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock and
     - the liquidity typically associated with other publicly traded equity securities may not exist.


     The expected date of the Reverse Split is December 3, 2007.


     The possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that the reverse split will result in a proportionate increase in the value of the shares.

     As part of the reverse stock split, the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

FACTORS THE BOARD CONSIDERED IN DETERMINING THE REVERSE SPLIT OF THE 12,500: 1 WITH CASH PAYMENT OF $.05 FOR FRACTIONAL SHARES

     The Board believes that the only way for the Company to continue its existence is to complete a merger with a private company. In order to attract and consummate a merger the Company needs to reconfigure the stockholder base.

     The reconfiguration of the stockholders list is critical and the structure must provide that there are no large concentrations of stock outside of Management's control and a minimum of 300 round lot holders which is a NASDAQ listing requirement. It is necessary to structure a transaction in a configuration so that the stock's price will be in a range that will meet NASDAQ listing requirements. Without a NASDAQ or exchange listing the Company will not be eligible in many cases for institutional ownership and will be subject in many cases to the blue sky regulations of all 50 states.

     The percentage of the combined merged entity retained by the Issuer's stockholders is subject to negotiation with factors such as size and profitability of the private company and market conditions being considered into determining the structure of a deal.

     Management's  first  obligation  is to  the  survival  of the  Company  and
Management recognized that not all stockholder's positions are economically viable. The Board considered a simple reverse split with roundup of fractional shares to the nearest whole share and no payment in cash in lieu of fractional shares. This would also decrease the total number of shares outstanding. The Board, however, believes this would be to the detriment of many smaller stockholders. The problem with this approach is that the small stockholder's position becomes economically valueless due to the related costs of the reorganization action. Stockholders who hold their positions in street name are automatically subject to reorganization charges that range from $15 to $25. Stockholders with certificates must submit their shares to the Transfer Agent ranging from $20 to $25 for new certificates. In addition, commissions are charged to liquidate the resulting position. The combination of these expenses means that smaller stockholders are saddled with per share expenses that make it improbable that they will recoup the direct out of pocket expenses. Additionally, the Stockholders will not be able to write-off the position as a loss on their federal income tax. Even if the position's economic value is impaired by the related expenses, there is no recognizable loss until sold.

     Based on the foregoing analysis, the Board determined that a reverse split with a cash payment for fractional shares would enable smaller stockholders to exit their positions in the most efficient and least expensive manner as the brokerage industry does not have a reorganization charge for fractional cash in lieu transactions. For many smaller stockholders the fractional share payment allows them to terminate their ownership and be able to deduct the original cost basis of the position.

     The Board's first election to reverse split the stock 100,000 to 1 with an automatic roundup to 100 shares would have accomplished the desired reconfiguration of the stockholder base, however, the announcement of the action by filing of the Company's Preliminary Information Statement caused speculation in the stock. Many speculators purchased one share in an attempt to gain entry to the reorganization. The Board contacted the OTCBB and inquired as to the possibility of stopping trading in the Company's stock, but was unable to do so.

The net result of the buying by opportunistic speculators would have been to dilute the stockholder base. For this reason, Management decided to abandon the reverse split of 100,000:1 and as stated previously herein announced such action by the filing of a Form 8-K on January 19, 2007

     The Board reviewed a listing of stockholders' positions and tried to determine a configuration that would allow the Issuer to reorganize. Keeping in mind the related reorganization expenses the Board reviewed a number of possible reverse split calculations and decided on 12,500 to 1 with payments of $.05 per fractional share. This reverse split figure is one that the Board believes will permit the reorganization to accomplish the previously stated objectives as it will reduce the number of shareholders to 525 which in the Board's opinion will make the Company a more attractive merger candidate.

     The Board did not consider the split's effect on the market value per share when it determined the amount to pay shareholders for their fractional shares. The fact that speculators had temporarily increased the common stock's trading price was not a factor in the Board's decisions to structure the reverse split in a manner that the Board believed would maximize its effort to bring value to the Company whose common stock, due to its negative stockholder equity and current financial position trades sporadically and can only be sold, if at all, for a few cents per share and as a result, the Board arbitrarily determined that a fair price for a fractional share was $.05 per share.


     The reverse split will not affect the number of authorized shares but will reduce the issued and outstanding shares to 1,463 thus increasing the number of shares available for issuance, after consideration of 500,000 shares reserved for warrants, by 21,603,588 shares. The 500,000 warrants consist of two series of warrants each for 250,000 shares with a warrant exercise price of $.10 per share. Both series of warrants are held by Glenn A. Little, the Company's sole officer and director. Neither the number of shares issuable upon exercise of the warrants nor the exercise price per share are affected by the reverse split. Other than the warrants, there are no options or other commitments to issue shares of the Company's stock.


     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment. Your consent to the actions and Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR
INFORMATIONAL PURPOSES ONLY.

                                      By Order of the Board of Directors


                                      /s/ Glenn A. Little
                                      ----------------------------------
                                       Glenn A. Little, President


October 30, 2007


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